Scientific Industries, Inc.
                   70 Orville Drive
              Bohemia, New York 11716 USA


FOR IMMEDIATE RELEASE (Bohemia, NY, August 7, 2006)

FOR IMMEDIATE RELEASE


Scientific Industries, Inc. Announces Proposed Expansion

Bohemia, New York, August 7, 2006 - Helena R. Santos, Chief Executive Officer of Scientific Industries, Inc. (OTCBB-SCND) announced that the Company proposes to expand its operations through an acquisition of a privately-held producer and distributor of quality catalyst research instruments. Scientific Industries has agreed in principle to acquire the privately held company for a consideration to consist of $400,000 in cash, 125,000 shares of common stock and a five year earn-out based on profitable revenues. Consummation of the acquisition will be subject to the negotiation and execution of a definitive agreement that will contain certain conditions of purchase, including the execution of a long-term employment agreement by its director of sales and marketing. No assurance can be given that an agreement will be executed or that the acquisition will be effected.

Ms. Santos reported that, based on information provided, the revenues of the acquisition candidate for the 12 months ending on December 31, 2006 will be at least $2 million.



About Scientific Industries
Scientific Industries manufactures and markets laboratory equipment, including the world-renowned Vortex-Genie( 2 Mixer. Scientific Industries' products are used by research laboratories, clinics, pharmaceutical manufacturers, medical device manufacturers, and other industries.

"Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. The Company undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in the Company's Securities and Exchange Commission reports, including our annual report on Form 10-KSB."


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